Exhibit 11

                         Microware Systems Corporation
                  Computation of Net Earnings (Loss) per Share (1)
                   (Amounts in thousands, except per share amounts)


                                                     Year ended March 31,
                                                ----------------------------
                                                  1996      1997      1998
                                                --------  --------  --------
Net earnings (loss)                               $1,376   ($1,571)  ($9,946)
                                                ========  ========  ========
   Shares used in per share
      calculation-basic                           11,090    13,754    14,378
                                                ========  ========  ========
   Basic earnings (loss) per share                $0.12   ($0.11)   ($0.69)
                                                ========  ========  ========

Diluted EPS:
   Net earnings (loss)                            $1,376   ($1,571)  ($9,946)
                                                ========  ========  ========
   Shares used in per share
      calculation-diluted
         Basic shares                             11,090    13,754    14,378
         Options (2)                               1,840        -         -
         Warrants (2)                               -           -         -
                                                --------  --------  --------
                                                  12,930    13,754    14,378
                                                ========  ========  ========


Diluted earnings (loss) per share                $0.11    ($0.11)    ($0.69)
                                                ========  ========  ========

(1) See Note 1 of Notes to the Consolidated Financial Statements.
(2) Warrants and options are not assumed exercised in loss periods as they would be antidilutive.

This schedule contains summary financial information extracted from the Consolidated Balance Sheet as of 3/31/98 and Consolidated Statement of Operations for the year ended 3/31/98 and is qualified in its entirety by reference to such financial statements.

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